Exhibit 21.1

SUBSIDIARIES OF CONSTELLATION BRANDS, INC.
As of March 1, 2023

PLACE OF
SUBSIDIARY	INCORPORATION/FORMATION
ALCOFI Inc.	New York
Allberry, Inc.	California
Austin Cocktails Investments, LLC	Texas
BC Tenedora Inmobiliaria, S. de R.L. de C.V.	Mexico
Bebidas Espirituosas Constellation Mexico, S. de R.L. de C.V.	Mexico
Canandaigua Limited	England and Wales
CB Blue Holdings LLC	Delaware
CB Brand Strategies, LLC	Delaware
CB Brand Strategies II, LLC	Delaware
CB Brandy LLC	Delaware
CB Cerveza Holdings S.à r.l.	Luxembourg
CB Cerveza Operations, S. de R.L. de C.V.	Mexico
CB Distilled Spirits LLC	Delaware
CBGE LLC	Delaware
CB Glass Holdings GmbH	Switzerland
CB International Finance S.à r.l.	Luxembourg
CB Procurement LLC	Delaware
CB Spirits Canada, Inc.	British Columbia
CBAC Investment LLC	Delaware
CBG Holdings LLC	Delaware
CBMXL Servicios de Baja, S. de R.L. de C.V.	Mexico
CBNZ Vintners Limited	New Zealand
CBrands Mexico SA de CV	Mexico
CBUS Crew Holdings, Inc.	Delaware
CBV Ventures LLC	Delaware
CBW LLC	Delaware
CBZ LLC	Delaware
Cerveza Holdings LLC	Delaware
CI Cerveza GmbH	Switzerland
CIH Holdings Mexico, S. de R.L. de C.V.	Mexico
CIH International S.à r.l. a/k/a CIH International GmbH	Switzerland
Cloud Peak Corporation	California
CO Vidriera S.à r.l. a/k/a CO Vidriera GmbH*	Switzerland
Compañia Cervecera BC, S. de R.L. de C.V.	Mexico
Compañía Cervecera de Coahuila, S. de R.L. de C.V.	Mexico
Compañía Cervecera de Obregón, S. de R.L. de C.V.	Mexico
Compañía Cervecera de Veracruz, S. de R.L. de C.V.	Mexico
Constellation Beers LLC	Delaware
Constellation Brands (Shanghai) Business Consulting Co., Ltd.	Shanghai, China
Constellation Brands Beach Holdings LLC	Delaware
Constellation Brands Canada Holdings ULC	Nova Scotia

Constellation Brands España, S.L.U.	Spain
Constellation Brands Europe Trading SRL	Italy
Constellation Brands Hong Kong Limited	Hong Kong
Constellation Brands International IBC, Inc.	Barbados
Constellation Brands International SRL	Barbados
Constellation Brands Mexico S. de R. L. de C.V.	Mexico
Constellation Brands New Zealand Limited	New Zealand
Constellation Brands SMO, LLC	Delaware
Constellation Brands U.S. Operations, Inc.	New York
Constellation Capital LLC	Delaware
Constellation Europe (Holdings) Limited	England and Wales
Constellation International Holdings Limited	New York
Constellation Leasing, LLC	New York
Constellation Marketing Services, Inc.	Delaware
Constellation NZ Holdings	New Zealand
Constellation Services LLC	Delaware
Constellation Trading Company, Inc.	New York
Copper & Kings American Brandy Company	Kentucky
Crown Imports LLC	Delaware
CWI Holdings LLC	New York
Declan Distillers, LLC	Texas
Four Corners Brewing Company LLC	Texas
Funky Buddha Brewery LLC	Florida
Goose Egg, LLC	Delaware
Greenstar Canada Investment Corporation	British Columbia
Greenstar Canada Investment Limited Partnership	British Columbia
Greenstar II Holdings LLC	Delaware
Greenstar II LLC	Delaware
HBMB, Inc.	Delaware
High West Distillery, LLC	Utah
High West Holdings, LLC	Delaware
High West Properties, LLC	Utah
High West Saloon, LLC	Utah
Industria Vidriera de Coahuila, S. de R.L. de C.V.*	Mexico
Kim Crawford Wines Limited	New Zealand
Kingstreet GmbH	Switzerland
Manor Park Cellars Limited	England and Wales
My Favorite Neighbor, LLC	California
Nelson’s Green Brier Distillery, LLC*	Delaware
NZCB Pacific Limited	New Zealand
Poderi Ducali Ruffino S.r.l. Società Agricola	Italy
RMD Acquisition Corp.	Delaware
Robert Mondavi Investments	California
Ruffino S.r.l.	Italy
Schrader Cellars, LLC	California
Selaks Wines Limited	New Zealand
Star Catcher LLC	Delaware

Star Catcher Beverages LLC	Delaware
STZ Lucky Stars LLC	Delaware
Tenute Ruffino S.r.l. Società Agricola	Italy
The Robert Mondavi Company II LLC	Delaware
The Robert Mondavi Corporation	California
TPWC, Inc.	Delaware
Vidriera Holdings S.à r.l. a/k/a Vidriera Holdings GmbH*	Switzerland
Vincor Finance, LLC	Delaware
Washington State Wine Company, Inc.	Washington

Note: The names of particular subsidiaries may be omitted from the above list because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
________________________________
*    Indicates an entity that is not wholly-owned, directly or indirectly, by the registrant; the financial results of this entity or its parent or parents, as applicable, are consolidated with those of the registrant.

3